U.S. SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549


                                          FORM 8-K


                                        CURRENT REPORT

                            PURSUANT TO SECTION 13 OR 15(d) OF THE
                              SECURITIES EXCHANGE ACT OF 1934

              Date of Report (date of earliest event reported): June 9, 2005

                                      WORLD AM, INC.
                     (Exact Name of Company as Specified in Its Charter)

          Nevada                      0-30639                90-0142757
(State or Other Jurisdiction  (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                    Identification No.)

        1400 West 122nd Avenue, Suite 104, Westminster, Colorado    80234
             (Address of Principal Executive Offices)            (Zip Code)

          Company's telephone number, including area code:  (303) 452-0022



               (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On June 9, 2005, the Company entered into Share Exchange
Agreement with Senz-It, Inc., a California corporation ("Senz-It"), and its shareholders. Under the terms of this agreement, the Company will issue the following in exchange for all 1,000,000 shares of Senz-It common stock outstanding:

     (a) Warrants to purchase a total of 12,000,000 shares of Company common stock, exercisable at $0.0001 per share for a period of five years after issuance; and

     (b) Fifty-five shares of Company Series B preferred stock (each share of which is convertible, at the option of the holder, at any time after the issuance of such share into that number of fully paid and nonassessable shares of common stock equal to (1% of the outstanding shares of common stock of the Company then outstanding, after giving consideration to the shares issued as a result of the conversion, any options, warrants, or other convertible securities then outstanding, and any other securities issued simultaneously on the date of conversion).
Each share of Class B preferred stock will be entitled to the number of votes to which the holders thereof would be entitled if they converted their shares of Class B preferred stock at the time of voting.

     According to the terms of the Share Exchange Agreement, the warrants and the preferred stock are to be issued upon the closing of this transaction (which is scheduled for August 5, 2005). As a result, a subsequent Form 8-K will report the issuance of these unregistered securities, as well as the change in control of the Company that will result from these issuances.

     A press release announcing this agreement is attached as Exhibit 99 to this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am, Inc.



Dated: June 15, 2005                   By: /s/ James Alexander
                                       James Alexander, President

                                 EXHIBIT INDEX

Number              Description

99 Text of Press Release issued by the Company, dated June 13, 2005 (filed herewith).

                                 EX-99
                         TEXT OF PRESS RELEASE

World Am Acquires Senz-It, Inc.

WESTMINSTER, Colo., June 13, 2005 (PRIMEZONE) -- World Am, Inc. (OTCBB:WDAM), whose wholly owned subsidiary, Isotec, Inc., conceives, develops and markets state-of-the-art security systems, announces execution of a definitive agreement for the acquisition of Senz-It, Inc. The transaction will be accomplished by a share exchange agreement.

Senz-It, Inc. holds the rights to develop and commercially market patent protected innovations developed by the State University of New York at Buffalo. SUNY Buffalo has already patented two major area patents related to sensor technology and has a total of 12 pending, provisional and/or follow on patents that cover these innovations.

Senz-It envisions products that will enable an entirely new approach to sensing, process monitoring, homeland security and environmental scanning applications. The technology is significantly less expensive, less intrusive, more compact and more economical in terms of capital outlay and operations than current approaches. This company's products are an example of the rapidly developing field of "electronic noses" in which combinations of individual sensors, joined to sophisticated computer analyses, can identify patterns of molecules present in air or liquid environments. The technology exceeds the capacities of single-purpose sensors. These are smart technologies that can "learn" and become more accurate in their operating environment.

Senz-It initially plans to concentrate on developing sensor applications for three vertical markets: Homeland Security, Indoor Air Quality and Food Processing.

World Am CEO James H. Alexander said, "We know this has been a long time in coming, and want to express our appreciation to all those who have worked so hard for this first step on the road to helping World Am realize the potential we all know exists."

As part of the transaction, World Am will employ Select University Technologies as a venture acceleration manager. More information will be made available about the new venture in the near future.

For information on how to order Isotec products, please call Isotec at 303-452-0022.

Isotec Inc. is best known in the security industry for its Transparent Security(tm) systems. All other company or product names are registered trademarks or trademarks of their respective owners. Additional information on the company is available at www.world-am.com or www.isotecinc.com .

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to those, set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

CONTACT:  World Am, Inc.
          Investor Relations
          951-279-8884